UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

P&F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 Par Value	PFIN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement

On June 6, 2023, P & F Industries, Inc. (the “Company”) and Joseph A. Molino, Jr., the Company’s Vice President, Chief Operating Officer and Chief Financial Officer (the “Executive”), entered into Amendment No. 3 (“Amendment No. 3”) to Executive Employment Agreement, dated as of January 1, 2018, as amended (the “Employment Agreement).

Amendment No.3 amends the Employment Agreement by providing that if the Executive remains continuously employed by the Company through December 31, 2023, the Executive will be eligible for the following payments and benefits (the “Retention Benefits”), subject to the release requirement in the Employment Agreement:

(i)            An amount equal to eighteen (18) months of the Executive’s base salary, to be paid in equal ratable installments over eighteen (18) months in accordance with the Company’s normal payroll policies (the “Retention Bonus”); provided, among other things, in the event of a 409A Change in Control (as defined in the Employment Agreement”), the compensation committee of the Company’s board of directors may, in its sole discretion, accelerate, any remaining installment payments of the Retention Bonus into a lump sum solely to the extent permitted under Internal Revenue Code Section 409A; and

(ii)           (A) Accelerated vesting, as of December 31, 2023, of any unvested portion of any equity awards granted to the Executive prior to the effective date of Amendment No. 3, (B) the Pro Rata Bonus, and (C) Termination COBRA Payments (each as defined in, and provided by, the Employment Agreement).

The Executive will forfeit all rights to the Retention Benefits upon either (i) the Executive’s termination of employment with the Company for any reason (other than by the Company without Cause (as defined in the Employment Agreement) or due to Executive’s death or disability), prior to December 31, 2023, or (ii) the Company’s termination of the Executive’s employment with the Company for Cause at any time prior to the full and final payment of the Retention Benefits. In addition, if a Change in Control occurs within ninety (90) days after the termination of the Executive’s employment by the Company without Cause, or if the Executive remains employed by the Company through December 31, 2023 and a Change in Control (as defined in the Employment Agreement) occurs on or prior to March 31, 2024, the Executive will receive both the Retention Benefits and the lump sum payment in respect of the Executive’s target annual bonus as provided by the Employment Agreement, in each case, to the extent unpaid.

The Retention Benefits and the aforementioned lump sump target bonus are in lieu of, and not in addition to, other payments or benefits otherwise provided for under the Employment Agreement in connection with the Executive’s termination of employment.

Additionally, in the event the Executive’s employment is terminated due to the Executive’s death or disability, any unpaid portion of the Retention Benefits payable to the Executive shall be provided by the Company to the Executive or if necessary, his representative, as applicable.

The foregoing description of Amendment No. 3 is qualified in its entirety by reference to the full text of Amendment No. 3, attached as Exhibit 10.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Amendment No. 3 to Executive Employment Agreement, dated as of June 6, 2023, by and between the Company and the Executive.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: June 12, 2023
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President, Chief Operating Officer and Chief Financial Officer